                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 8, 1996

                         DEKALB Genetics Corporation

             (Exact name of registrant as specified in its charter)

Delaware            0-17005             36-3586793

(State or other jurisdiction            (Commission    (IRS Employer
of incorporation)    File Number)        Identification No.)

3100 Sycamore Road, DeKalb, Illinois     60115

(Address of principal executive offices)    (Zip Code)

815-758-3461

Registrant's telephone number, including area code:
N/A

(Former name or former address, if changed since last report.)









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Item 5.  Other Events - Completion of Equity Sale
-------  ----------------------------------------



DEKALB Genetics Corporation said that it completed a sale of equity to Monsanto Company as part of a long-term research and development collaboration announced in February.


Item 7.  Financial Statements and Exhibits.
-------  ---------------------------------


(e)  Exhibit:
     --------


99.1 Press release issued by DEKALB Genetics Corporation on March 11, 1996 - DEKALB Genetics and Monsanto Complete Equity Sale as Part of Long-Term Research Collaboration.


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                            SIGNATURE
                            ---------



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                              DEKALB GENETICS CORPORATION




Date: March 12, 1996                By:  Thomas R. Rauman
                                       ------------------

                                    Thomas R. Rauman
                                    Vice-President Finance,
                                    Chief Financial Officer


                          EXHIBIT INDEX
                          -------------



          The following exhibits are filed herewith:


Exhibit                                                      Page
-------                                                      ----
99.1      Press release issued by DEKALB Genetics Corporation on March 11,
          1996.                                                4


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                                  EXHIBIT 99.1
                                  ------------

                                  NEWS RELEASE
                                  ------------


Thomas R. Rauman
Chief Financial Officer
 (815) 758-9223

FOR IMMEDIATE RELEASE
MONDAY,  MARCH 11, 1996

               DEKALB GENETICS AND MONSANTO COMPLETE EQUITY SALE
               -------------------------------------------------

                  AS PART OF LONG-TERM RESEARCH COLLABORATION
                  -------------------------------------------


DEKALB, Illinois, March 11, 1996 -- DEKALB Genetics Corporation said that it completed a sale of equity to Monsanto Company as part of a long-term research and development collaboration announced last month. DEKALB said it was paid approximately $30 million, equal to $65 per share, in exchange for issuing 80,907 new shares of Class A voting stock and 378,000 new shares of Class B non-voting stock. As a result of the new stock issued to Monsanto, the total number of DEKALB Genetics Corporation's outstanding shares has risen to over 5.6 million from about 5.2 million. Additionally, DEKALB received $4 million from Monsanto, the first payment under the companies' collaboration agreement, which calls for total payments of $19.5 million over the term of the agreement.
     DEKALB also said that Monsanto acquired 1,723,738 shares of its publicly traded Class B non-voting stock in a separate cash tender offer of $71 per share. Payments began being mailed to the tendering shareholders on March 8, 1996. Monsanto currently holds 10 percent of the Class A voting shares and approximately 43 percent of the Class B non-voting shares. A 10-year standstill agreement between the companies limits Monsanto's ownership of DEKALB to 10 percent of the company's voting stock and 40 percent of DEKALB's total outstanding common stock. As a result, Monsanto has the option to make market purchases for about 75,000 shares over the next year.
     Based in DeKalb, Illinois, DEKALB Genetics Corporation is a worldwide leader in agricultural genetics and biotechnology for seed and swine. DEKALB Genetics Corporation Class B Common Stock is traded on the NASDAQ National Market under the symbol SEEDB.
     NOTE: DEKALB news releases are available at no charge through PR Newswire's Company News On-Call fax service and on DEKALB's Web site. For a menu of DEKALB's press releases or to retrieve a specific release, call 800-758-5804, extension 262250, or http://www.dekalb.com on the Internet.
                                      ###
                    3100 SYCAMORE ROAD, DEKALB IL 60115-9600